Exhibit 99.1

Conference call:	Today, Tuesday, March 15, 2005 at 4:30 P.M. E.ST.
Webcast / Replay URL:	http://www.wave.com
Dial-in numbers:	212-271-4563 or 415-537-1870

Wave Systems Reports Improved Q4 Results and Highlights

Progress in Addressing Growing Trusted Computing Marketplace

Lee, MA — March 15, 2005 — Wave Systems Corp. (NASDAQ: WAVX; www.wave.com) today reviewed recent corporate progress and reported results for its fourth quarter (Q4) and year ended December 31, 2004.

Wave’s Q4 2004 net revenue related to technology licensing and related support services was $108,000, compared to Q4 2003 net revenue of $59,000. Reflecting ongoing management of sales, marketing, administrative and R&D expenses, Wave reported a net loss to common stockholders of $3.0 million, or $0.04 per basic share, for the fourth quarter of 2004, compared to a net loss to common stockholders of $4.3 million, or $0.07 per basic share, in Q4 2003. The weighted average number of basic shares outstanding in the fourth quarters of 2004 and 2003, was 71,793,000 and 65,203,000, respectively.

For the year ended December 31, 2004, Wave Systems reported net revenue of $209,000, compared to revenue of $189,000 in the prior year. Wave reported a net loss to common stockholders of $14.5 million, or $0.21 per basic share, for the full 2004 year, compared to a net loss to common stockholders of $25.3 million, or $0.45 per basic share, in 2003. The weighted average number of basic shares outstanding in 2004 and 2003, was 69,041,000 and 55,887,000, respectively.

As of December 31, 2004, Wave had total current assets of $6.8 million, working capital of $3.5 million and no long-term debt.

Steven Sprague, Wave’s president and CEO, said, “During 2004 and into this year, Wave made significant progress as a leader in the development and delivery of software and services to enable trusted computing. This occurred in an environment where many PC brands made the commitment to offer trusted computers and the Trusted Computing Group grew to more than 90 members globally.

“As trusted PCs become more mainstream, Wave believes there will be a significant business opportunity in delivering trusted computing products that address the typical challenges facing businesses and governments today — implementing secure solutions that fit into existing infrastructure, that reduce costs and that improve communications and customer service.

“As we evaluate our progress, Wave continues to establish itself as an important member of the trusted computing ecosystem: Our software ships with the global leader of PC motherboards; our software is available for sale on the web site of one of the global leaders in PC sales; we have contracts to have our products bundled with two other leading silicon suppliers, and our reseller partners continue to grow.

“Given the challenges and opportunities inherent in our market, we remain optimistic that trusted computing will continue to grow and generate demand for our EMBASSY® Trust Suite secure software client and server solutions.”

Summary of 2004 and year-to-date developments:

(for more details, please visit www.wave.com):

•                  Dell: On February 1, 2005, Wave’s ETS Enterprise Security Dell Edition 1.0 was made available for purchase on www.Dell.com.

•                  Intel: Wave’s EMBASSY® Trust Suite 3.1 began shipping with Intel desktop board models D915GEV and D915GUX in June 2004, targeting business users of next generation PCs.

•                  Microsoft: In January 2005, Wavexpress commenced offering its TVTonic video service to Media Center PC users via Microsoft’s Online Spotlight.  Online Spotlight is a selection of featured services within Microsoft Windows XP Media Center Edition 2005 that offers users a fast, simple way to access compatible services directly from the main navigation screen.

•                  Seagate Technology: In March 2005, at the Intel Developers Forum, Wave and Seagate conducted a technology demonstration showing the data protection benefits of linking the security of a Trusted Platform Module (TPM) to a Seagate-trusted disc drive.

•                  a la mode, inc. In October, Wave and a la mode agreed to incorporating Wave’s eSign Transaction Management Suite in a la mode’s comprehensive solution for securely managing real estate and mortgage transactions online.

•                  U.S. Military Academy: In December, Wave received an order from the United States Military Academy’s Information Technology Operations Center for Wave to provide trusted computing products associated with the academy’s Secure Content Dissemination and Data Retrieval Computer System project.

•                  Operational Research Consultants (ORC): In January, 2005, Wave and ORC forged a strategic partnership to jointly market trusted computing and certified credentialing to provide identity management solutions to federal, state and local governments.

•                  Groupement des Cartes Bancaires (CB): In January 2005, Wave announced that CB, the French banking authority for payment systems involving bank cards and terminals, will use Wave’s secure software development tools to evaluate the potential of TCG-compliant computing solutions.

•                  Sonex ISG: In February 2005, Sonex Infrastructure Solutions Group (Sonex ISG) agreed to distribute Wave’s ETS software and infrastructure to enterprises.  Sonex’s distribution will encompass the Eastern European countries of Lithuania, Latvia and Estonia.

•                  Giesecke & Devrient (G&D): In March 2005, Wave demonstrated its ETS software with G&D at the CeBIT 2005 trade show.  G&D is a leading global supplier of smart cards.

•                  Quadra Media LA: In March 2005, Quadra Media licensed TVTonic Direct from Wave’s Wavexpress subsidiary for use in the delivery of Spanish language content to Spanish speaking households in the U.S.

Auditor’s Opinion Letter — Disclosure:

Pursuant to Rule 4350 of the NASD Marketplace Rules, Wave is also announcing that its auditors’ opinion letter (dated March 15, 2005 and which will be contained in Wave’s Form-10-K for the year ended December 31, 2004) raises “substantial doubt” about Wave’s ability to continue as a going concern given its recurring losses from operations, working capital position and its accumulated deficit.

About Wave Systems

Consumers and businesses are demanding a computing environment that is more trusted, private, safe and secure.  Wave is a leader in delivering trusted computing applications and services with advanced products, infrastructure and solutions across multiple trusted platforms from a variety of vendors.  Wave holds a portfolio of significant fundamental patents in security and e-commerce applications and employs some of the world’s leading security systems architects and engineers. For more information about Wave, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

Except for the statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to fund operations, the ability to forge partnerships required for deployment, changes in consumer and corporate buying habits, chip development and production, the rapid pace of change in the technology industry and other factors over which Wave Systems Corp. has little or no control.  Wave Systems assumes no obligation to publicly update or revise any forward-looking statements.

All brands are the property of their respective owners.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities. No securities are being offered at this time.

Contact:
Gerard T. Feeney, CFO	David Collins, Richard Land

Wave Systems Corp.

Jaffoni & Collins

info@wavesys.com	wavx@jcir.com
413/243-1600	212/835-8500

Wave Systems Corp. and Subsidiaries

(a development stage company)

Consolidated Balance Sheets

(in thousands)
(Unaudited)

	December 31, 2004	December 31, 2003

Assets
Current Assets:
Cash and cash equivalents	$5,806	$8,818
Cash collected on behalf of charities	—	212
Marketable securities	722	6,325
Prepaid expenses and other receivables	272	205
Total current assets	6,800	15,560

Property & equipment, net	1,435	2,287
Other assets	219	313
Total assets	8,454	18,160

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	2,900	2,837
Due to charities	—	243
Deferred revenue	351	74
Total current liabilities	3,251	3,154

Liability for warrants containing cash settlement provisions	493	992
Total liabilities	3,744	4,146

Total stockholders’ equity	4,710	14,014
Total Liabilities and Stockholders’ Equity	$8,454	$18,160

Wave Systems Corp. and Subsidiaries

(a development stage corporation)

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Revenues	$108	$59	$209	$189
Cost of Sales	86	15	151	55

Gross Margin	22	44	58	134

Operating Expenses:
Selling, general and administrative	2,560	3,164	12,255	12,699
Research and development	1,724	1,546	6,853	7,385
Inventory provision	—	—	—	1,114
Write-off of impaired assets	—	—	302	—
	4,284	4,710	19,410	21,198

Net Interest income	6	9	25	75
Gain on sale of marketable securities	1,423	240	4,330	235
Liquidated damages	—	(156)	—	(156)
Unrealized gain (loss) in value of warrant liability	(135)	263	499	263
Recovery of officer note receivable	—	—	—	1,000
Other income	—	—	—	52
	1,294	356	4,854	1,469

Net loss	(2,968)	(4,310)	(14,498)	(19,595)
Accrued dividends on preferred stock (including $5,485 accretion of discount in 2003)	—	1	—	5,697

Net loss to common stockholders	(2,968)	(4,311)	(14,498)	(25,292)

Net loss per share - basic	$(0.04)	$(0.07)	$(0.21)	$(0.45)

Weighted average shares outstanding - basic	71,793	65,203	69,041	55,887